SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 of 15(d) of

                       The Securities Exchange Act of 1934

                           BOWLES FLUIDICS CORPORATION
                             A Maryland Corporation
                              SEC File No. 2-37706
                           Employer ID No. 52-0741762
                                6625 Dobbin Road
                            Columbia, Maryland 21045
                                 (410) 381-0400

     An Annual Meeting of Stockholders of Bowles Fluidics Corporation was held on March 12, 1998.

     1. The following Board of Directors was elected:

                           William Ewing III
                           Ronald D. Stouffer
                           John E. Searle, Jr.
                           David C. Dressler
                           Eric W. Koehler

     2. Also at the meeting of stockholders, Coopers & Lybrand L.L.P. was appointed as the Corporation's certified public accountants.

     3. At a directors' meeting immediately following the meeting of stockholders, the following officers were elected:

         Chairman of the Board                             William Ewing III
         President                                         Ronald D. Stouffer
         Executive Vice President                          Eric W. Koehler
         Vice President, Administration, & Secretary       Eleanor M. Kupris
         Vice President, Engineering                       Richard W. Hess
         Vice President, Finance                           David A. Quinn
         Vice President, Quality Assurance                 Dharapuram N. Srinath
         Vice President, Operations                        Melvyn J.L. Clough
         Corporate Controller                              Arlene M. Hardy

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Securities and Exchange Commission
Form 8-K
Page 2

     4. In the category of Other Events, it is wished to report an error in the Proxy Statement issued in conjunction with the Annual Meeting of Stockholders held on March 12, 1998.

         The Proxy Statement failed to report three Trusts as the following holders of at least 5% of the Company's stock.

              Jessie E. Phillips
                  Common Shares                1,181,324       9.4%
                  Preferred Shares               232,985      25.0%

              Grace Ewing Huffman
                  Common Shares                1,181,324       9.4%
                  Preferred Shares               232,985      25.0%

              Estate of Maria Taylor Ewing
                  Common Shares                3,831,014      30.4%
                  Preferred Shares               382,554      40.9%



                                                    BOWLES FLUIDICS CORPORATION

                                                    ____________________________
                                                    Eleanor M. Kupris, Secretary

Date: April 21, 1998
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